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                                                                     EXHIBIT 5.1


                            SNOW BECKER KRAUSS P.C.
                                Attorneys at Law
                                605 Third Avenue
                            New York, New York 10158
                                 --------------
                                 (212) 687-3860

                                                        November 11, 1999

Board of Directors
UNIVEC, Inc.
22 Dubon Court
Farmingdale, NY 11735

Ladies and Gentlemen:

         You have requested our opinion, as counsel for UNIVEC, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-3 (No. 333-74199) (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), filed by the Company with the Securities and Exchange Commission.

         The Registration Statement relates to an offering by certain selling securityholders of up to 9,089,444 shares (the "Shares") of common stock, par value $0.001 ("Common Stock"), of the Company.

         We have examined such records and documents and made such examinations of law as we have deemed relevant in connection with this opinion. It is our opinion that when there has been compliance with the Act and the applicable state securities laws the Shares will have been duly authorized and, when issued, delivered and paid for in the manner described in the form of Prospectus included in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                       Very truly yours,

                                       /s/ Snow Becker Krauss P.C.
                                       ---------------------------
                                       SNOW BECKER KRAUSS P.C.